Item 77C
Active Assets Money Trust
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to achieve the quorum
necessary in order to hold the meeting, and, therefore, the
meeting was adjourned until several times, most recently to
November 30, 2006 to permit further solicitation of proxies.
The meeting was held on November 30, 2006 and the voting
results with respect to these proposals were as follows:

(1) Election of Trustees:

                                  For     Withhold   Abstain   BNV*
Frank L.                       5,165,374, 233,132,5  15,952,8      0
Bowman..............                  318        06        97
Kathleen A. Dennis..........   5,182,725, 215,781,3  15,952,8      0
                                      427        96        97
James F. Higgins..........     5,178,006, 220,500,2  15,952,8      0
                                      575        49        97
Joseph J.                      5,158,482, 240,024,4  15,952,8      0
Kearns...............                 382        42        97
Michael F.                     5,180,871, 217,635,5  15,952,8      0
Klein..................               232        92        97
W. Allen Reed..............    5,162,251, 236,254,8  15,952,8      0
                                      954        70        97
Fergus                         5,138,604, 259,902,4  15,952,8      0
Reid...................               372        52        97

(2) Elimination of certain fundamental investment
restrictions:

                                     For      Against    Abstain   BNV
                                                                     *
Elimination of the fundamental    5,009,674, 240,914,6  163,870,6    0
policy restricting purchases of          411        65         45
securities on
margin........................
Elimination of the fundamental    5,019,279, 228,793,7  166,386,1    0
policy prohibiting investments           787        73         61
in oil, gas, and other types of
minerals or mineral
leases.........
Elimination of the fundamental    5,010,711, 226,476,2  177,272,1    0
policy regarding investments in          276        58         88
warrants..
Elimination of the fundamental    5,005,513, 239,401,0  169,545,5    0
policy prohibiting or                    127        55         40
restricting the purchase of
securities of issuers in which
Directors or Officers have an
interest.......................
......
Elimination of the fundamental    5,017,302, 223,206,3  173,951,1    0
policy prohibiting investments           228        66         28
for purposes of exercising
control....................
Elimination of the fundamental    5,033,623, 211,064,0  169,772,6    0
policy prohibiting the purchase          063        49         08
of common stocks and other
instrument.................
Elimination of the fundamental    4,999,971, 241,307,4  173,180,8    0
policy regarding investments in          479        23         20
unseasoned
companies....................
Elimination of the fundamental    5,028,451, 213,116,0  172,891,9    0
policy prohibiting                       631        97         93
participation in joint
securities
accounts.......................

(3) Modify certain fundamental investment restrictions:

                                   For       Against    Abstain  BNV*
Modify fundamental policy       5,043,735,  196,416,2  174,307,4     0
regarding                              995         72         55
diversification......
Modify fundamental policy       5,023,295,  220,863,8  170,299,9     0
regarding borrowing money...           909         81         32
Modify fundamental policy       5,026,434,  215,255,8  172,769,7     0
regarding loans.........               132         13         76
Modify fundamental policy       5,022,185,  213,697,8  178,576,2     0
regarding investment in                577         91         53
commodities, commodity
contracts and futures
contracts....
Modify fundamental policy       5,037,575,  199,873,1  177,011,4     0
regarding issuance of senior           083         67         70
securities

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                    For       Against   Abstain   BNV*
Reclassification as non-         5,003,048,  235,527,6 175,884,0     0
fundamental the fundamental             040         58        23
policy regarding the short sale
of securities.....
Reclassification as non-         5,015,257,  240,851,0 158,350,9     0
fundamental the fundamental             703         51        67
policy prohibiting investments
in other investment
companies...
Reclassification as non-         5,007,421,  231,158,1 175,880,1     0
fundamental the fundamental             395         51        75
policy prohibiting or limiting
investments in illiquid or
restricted
securities....................
Reclassification as non-         5,003,276,  244,664,6 166,518,4     0
fundamental the fundamental             640         80        01
policy on the purchase or sale
of puts, calls, and
combinations thereof....

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.